CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-264522) of System1 Inc. of our report dated June 5, 2023 relating to the financial statements of S1 Holdco, LLC (Predecessor) which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 15, 2024

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